UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.___)
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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Pursuant to Section 240.14a-12
Marsh Supermarkets, Inc.

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This filing consists of a transcript of a speech made by Don E. Marsh, Chairman and Chief Executive Officer of Marsh Supermarkets, Inc. (the “Company”), and broadcast to Company employees on June 26, 2006, which speech may be recorded and rebroadcast to Company employees at a later date.
Don Marsh: Good afternoon. I thought it is important to communicate this afternoon being we have a news release reflecting our earnings for the fourth quarter and year end.
Since strategic alternatives were announced... Now, I am going to read this because this is SEC material. I have to file it with them. Since strategic alternatives were announced in November, a great effort has been underway to put your company in the best financial and competitive position to go forward. I told you at that time I would do my best to make prudent decisions on behalf of our associates, our shareholders, our customers, and our communities. This commitment has been at the forefront of the decisions that have been made since the announcement. I want to assure you that is still my pledge. And although I am under certain SEC regulations, I promise to keep you updated when possible.
Earnings results for the fourth quarter and the fiscal year have been announced. These figures can be concerning without understanding what is included in the numbers. Most of the loss charges reported are one-time, non-cash write-offs required under accounting rules. It is important for you to know that many of these non-cash charges do not reflect our operating performance or impact our liquidity.
As you are aware, we have been reducing expenses and reorganizing the company. There will always be new challenges, but I feel we are headed in the right direction. We have great stores, outstanding employees, and a fine reputation, and we intend to go forward as planned.
I want to thank all of you for your hard work and commitment to do your best for our customers. We receive e-mails and Value Lines each day from customers who tell us of your outstanding efforts to take care of them and provide a great shopping experience for them. That has been the essence of your company’s success for 75 years, and I thank you for your continued dedication of this tradition of great service. During this time of refocusing, it is especially important to let the customer know that we are still in business and that we appreciate their shopping with us.
As I go forward or as we go forward, please know that my pledge to do the best for you will not waver.
Again, thank you until the next telecast.

Where to Find Additional Information
The Company has filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and will file with the SEC and mail to its shareholders a definitive proxy statement in connection with the proposed merger with MSH Supermarkets Holding Corp. (“MSH Supermarkets”). Investors are urged to carefully read the preliminary proxy statement, the definitive proxy statement, and any other relevant documents filed with the SEC when they become available, because they will contain important information about the Company and the proposed merger. The definitive proxy statement will be mailed to the shareholders of the Company prior to the shareholder meeting. In addition, investors and security holders may obtain free copies of the preliminary proxy statement, and will be able to obtain free copies of the definitive proxy statement, when it becomes available, and other documents filed by the Company with the SEC, at the Web site maintained by the SEC at www.sec.gov. These documents may also be accessed and downloaded for free from the Company’s Web site at www.marsh.net, or copies may be obtained, without charge, by directing a request to Chief Financial Officer, Marsh Supermarkets, Inc., 9800 Crosspoint Boulevard, Indianapolis, Indiana 46256, (317) 594-2100.
Participants in the Solicitation
The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed transaction. Information regarding the Company’s directors and executive officers is contained in the Company’s proxy statement relating to its 2005 annual meeting of shareholders, which was filed with the SEC on June 23, 2005. Additional information regarding the interests of participants in the solicitation is contained in the preliminary proxy statement on file with the SEC and will be set forth in the definitive proxy statement filed with the SEC in connection with the proposed transaction.
Cautionary Note Regarding Forward-Looking Statements
This document includes certain forward-looking statements (statements other than those made solely with respect to historical fact). Actual results could differ materially and adversely from those contemplated by the forward-looking statements due to known and unknown risks and uncertainties, many of which are beyond the Company’s control. The forward-looking statements and the Company’s future results, liquidity and capital resources are subject to risks and uncertainties including, but not limited to, the following: uncertainty regarding the outcome of the litigation concerning the Company’s obligations under the MSH Supermarkets merger agreement; uncertainty regarding closing of the proposed transaction with MSH Supermarkets and the effect of the unsolicited communications from Cardinal Paragon, Inc. and Drawbridge Special Opportunities Advisors LLC on the vote of the Company’s shareholders on the MSH Supermarkets merger agreement; the entry of new or remodeled competitive stores into the Company’s market areas; the level of discounting and promotional spending by competitors; the Company’s ability to improve comparable store sales; the level of margins achievable in the Company’s operating divisions; the stability and timing of distribution incentives from suppliers; changes in the terms on which suppliers require the Company to pay for store merchandise; softness in the local economy; the Company’s ability to control expenses including employee medical costs, labor, credit card fees, and workers compensation and general liability expense; uncertainties regarding gasoline prices and margins; the success of the Company’s new and remodeled stores; uncertainties regarding the cost savings of store closings and other restructuring efforts; uncertainties regarding future real estate gains due to limited real estate holdings available for sale; potential interest rate increases on variable rate debt, as well as terms, costs and the availability of capital; the Company’s ability to collect outstanding notes and accounts receivable; uncertainties related to state and federal taxation and tobacco and environmental legislation; uncertainties associated with pension and other retirement obligations; uncertainties related to the outcome of pending litigation; the timely and on budget completion of store construction, conversion and remodeling; and other known and unknown risks and uncertainties. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.